Exhibit 99.1

For Immediate Release:	Contact:	Kieran Caterina or Diane M. LaPointe
SVPs and Co-Chief Accounting Officers
(914) 921-5149 or 7763

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports First Quarter 2019 Earnings

-	Net income of $19.9 million
-	Fully diluted earnings of $0.70 per share
-	March 31, 2019 AUM of $37.3 billion vs. $34.4 billion at December 31, 2018
Rye, New York, May 7, 2019 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) today reported first quarter 2019 revenues of $74.3 million, net income of $19.9 million, and earnings of $0.70 per diluted share.

AUM of $37.3 billion at March 31, 2019 versus $34.4 billion at December 31, 2018 and $40.9 billion at March 31, 2018.

Financial Highlights
	First Quarter		Fourth Quarter
($'s in 000's except AUM and per share data)	2019	2018	2018

AUM - average (in millions)	$36,837	$42,499	$37,405
AUM - end of period (in millions)	37,273	40,854	34,354

Revenues	$74,336	$87,497	$80,977

Operating income	28,613	41,256	52,458

Income before income taxes	26,787	35,201	30,636
Effective tax rate	25.7%	22.6%	23.8%

Net income	19,892	27,261	23,337

Net income per fully diluted share (a)	$0.70	$0.94	$0.81

Weighted average diluted shares outstanding	28,539	28,916	28,636

Shares outstanding	28,853	28,855	28,982

(a) CEO waivers of compensation bolstered EPS by $0.36, $0.17 and $0.40, respectively.

Revenues

-	Total revenues for the first quarter of 2019 were $74.3 million compared with $87.5 million in the prior year.

-
Investment advisory fees were $65.9 million in the first quarter of 2019 versus $77.3 million in the first quarter of 2018.  Open-end and closed-end fund revenues were $43.6 million compared to $50.1 million in the first quarter of 2018.  Institutional and Private Wealth Management revenues, which are generally billed on portfolio values at the beginning of the quarter, were $20.8 million compared to $25.9 million in 2018.  SICAV revenues were $1.5 million in the first quarter of 2019 versus $1.3 million in the first quarter of 2018.

-	Distribution fees from our open-end equity funds and other income were $8.4 million for the first quarter of 2019 versus $10.1 million in the prior-year quarter.

Operating Income

Operating income was $28.6 million in the first quarter of 2019 versus $41.3 million in the prior year period.  The previously announced waivers of CEO compensation boosted operating income by $13.9 million and $6.6 million for the first quarter 2019 and 2018, respectively.  Higher amortization of deferred compensation relating primarily to the change in GBL share price, a non-cash charge, increased operating costs by $12.7 million and $0.9 million in the first quarters of 2019 and 2018, respectively.  Excluding GAAP treatment of the deferral, but reflecting the lower compensation expense due to the waivers, adjusted operating income was $41.2 million in the first quarter of 2019 versus $42.2 million in the year-ago quarter.  See pages 8 and 9 for a reconciliation of GAAP operating income to this adjusted operating income.

Other income/(expense), net

Mark to market investment losses were $1.2 million in the first quarter of 2019 versus a $4.9 million loss in the prior year quarter.  Interest expense for the three months was $0.7 million versus $1.2 million in the year ago quarter.

Income Taxes

The Company’s effective tax rate (“ETR”) for the quarter ended March 31, 2019 was 25.7% versus 22.6% for the quarter ended March 31, 2018.

Commitment to Community - Over $50 million given back

Our firm has long held the belief that generating returns for our stakeholders, while important, is not the only factor in measuring our corporate success.  As a corollary to our belief, GAMCO has been involved in the field of responsible investing since 1987.  In 2013, we began our shareholders’ designated contribution program of corporate giving under which GAMCO shareholders may select organizations to receive GAMCO’s charitable grants.  Last November, we renewed our program announcing that shareholders of record on December 31st were eligible to designate a 501(c)(3) organization.  The majority of our shareholders registered their shares, and $4.8 million was distributed to 90 charities in the first quarter 2019.  Since the inception of our program in 2013, we have donated approximately $27 million to charities across the United States.  This brings the total charitable contributions since our IPO to $52 million.

Business Highlights

-
On March 18, 2019, we announced that Howard M. Green, C.P.A. joined GAMCO as Senior Vice President of Corporate Development.   Howard Green has more than 25 years of experience in leadership roles as a senior financial executive in wealth management, FinTech and international financial firms, including broker dealers and asset managers.

-
As of March 31st, the transition of the majority of the Trevor Stewart portfolios was completed and is reflected in GAMCO’s AUM.  On April 2, 2019, Peter Tcherepnine officially joined GAMCO from Loeb Partners Corporation, and the assets will be reflected in our June 30, 2019 AUM.

-
We introduced the Innovations Trust to launch two funds, the Gabelli Media MogulTM Fund and the Gabelli Pet Parents’TM Fund which began operating as traditional open-end mutual funds under the new trust on April 1, 2019.

Balance Sheet

We ended the quarter with cash and investments of $96.0 million and debt of $24.2 million, and $43.7 million of deferred compensation, net of tax, that is payable.

Returns to Shareholders

We paid $0.6 million in dividends during the quarter ended March 31, 2019 and purchased 126,354 shares at an average investment of $20.15 per share.  Since our IPO in February 1999, we have returned $2.0 billion to shareholders consisting of $1.0 billion of spin-offs, $493.9 million in the form of dividends, and $466.2 million through stock buybacks of approximately 10.9 million shares.

Subsequent to the end of the quarter, on April 16, 2019, GAMCO repurchased 1.2 million shares of GBL class A stock at $21.00 per share in a private transaction.  This transaction resulted in a 12.4% reduction in Class A shares outstanding from 9.8 million to 8.6 million and a 4.2% reduction in the total shares outstanding from 28.8 million to 27.6 million.

On May 7, 2019, GAMCO’s Board of Directors declared a regular quarterly dividend of $0.02 per share payable on June 25, 2019 to its Class A and Class B shareholders of record on June 11, 2019.

About GAMCO Investors, Inc.

GAMCO Investors, Inc., through its subsidiaries, manages open-end funds and closed-end funds (Gabelli Funds, LLC) and private advisory accounts (GAMCO Asset Management Inc.).

The Company reported Assets Under Management as follows (in millions):

	March 31,	December 31,	March 31,
	2019	2018	2018
Equities:
Open-end Funds	$11,452	$10,589	$12,964
Closed-end Funds	7,550	6,959	7,768
Institutional & PWM (a)	15,243	14,078	17,643
SICAV	522	507	527
Total Equities	34,767	32,133	38,902
Fixed Income:
100% U.S. Treasury Fund	2,487	2,195	1,922
Institutional & PWM	19	26	30
Total Fixed Income	2,506	2,221	1,952
Total Assets Under Management	$37,273	$34,354	$40,854
(a) Includes $251 million, $247 million and $212 million of 100% U.S. Treasury Fund AUM at
March 31, 2019, December 31, 2018 and March 31, 2018, respectively.

Table I: Fund Flows - 1st Quarter 2019
				Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	March 31,
	2018	(depreciation)	flows	reinvestments	2019
Equities:
Open-end Funds	$10,589	$1,190	$(319)	$(8)	$11,452
Closed-end Funds	6,959	725	(6)	(128)	7,550
Institutional & PWM	14,078	1,803	(638)	-	15,243
SICAV	507	8	7	-	522
Total Equities	32,133	3,726	(956)	(136)	34,767
Fixed Income:
100% U.S. Treasury Fund	2,195	14	278	-	2,487
Institutional & PWM	26	-	(7)	-	19
Total Fixed Income	2,221	14	271	-	2,506
Total Assets Under Management	$34,354	$3,740	$(685)	$(136)	$37,273

Table II

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended
	March 31,
	2019	2018

Investment advisory and incentive fees	$65,888	$77,348
Distribution fees and other income	8,448	10,149
Total revenues	74,336	87,497

Compensation costs (a)	30,347	25,950
Management fee expense (a)	1,449	4,634
Distribution costs	8,670	10,204
Other operating expenses	5,257	5,453
Total expenses	45,723	46,241

Operating income before management fee	28,613	41,256

Investment income / (loss)	(1,171)	(4,855)
Interest expense	(655)	(1,200)
Other expense, net	(1,826)	(6,055)

Income before income taxes	26,787	35,201
Income tax expense	6,895	7,940
Net income	$19,892	$27,261

Net income:
Basic	$0.70	$0.94

Diluted	$0.70	$0.94

Weighted average shares outstanding:
Basic	28,507	28,916

Diluted	28,539	28,916

Actual shares outstanding (b)	28,853	28,855

Notes:
(a) CEO waiver reduced compensation costs by $12,178 and $4,883, respectively and management fee expense by $1,689 and $1,678, respectively.
(b) Includes 425,150 and 0 of RSAs, respectively.

Table III
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2019	2018
	1st	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter	Quarter	Full Year
Income Statement Data:

Revenues	$74,336	$87,497	$87,193	$85,788	$80,977	$341,455

Expenses	45,723	46,241	45,820	34,088	28,519	154,668

Operating income before
management fee	28,613	41,256	41,373	51,700	52,458	186,787

Investment income / (loss)	(1,171)	(4,855)	2,111	(3,797)	(16,391)	(22,932)
Interest expense	(655)	(1,200)	(922)	(759)	(644)	(3,525)
Shareholder-designated contribution	-	-	(176)	(708)	(4,787)	(5,671)
Other income/(expense), net	(1,826)	(6,055)	1,013	(5,264)	(21,822)	(32,128)

Income before income taxes	26,787	35,201	42,386	46,436	30,636	154,659
Income tax expense	6,895	7,940	10,804	11,420	7,299	37,463

Net income	$19,892	$27,261	$31,582	$35,016	$23,337	$117,196

Net income:
Basic	$0.70	$0.94	$1.10	$1.22	$0.82	$4.08

Diluted	$0.70	$0.94	$1.10	$1.22	$0.81	$4.07

Weighted average shares outstanding:
Basic	28,507	28,916	28,777	28,677	28,611	28,744

Diluted	28,539	28,916	28,819	28,739	28,636	28,777

Table IV
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	March 31,	December 31,	March 31,
	2019	2018	2018

ASSETS

Cash and cash equivalents	$64,389	$41,202	$27,383
Investments	31,623	33,789	31,407
Receivable from brokers	3,529	3,423	1,876
Other receivables	28,769	31,135	33,014
Deferred tax asset and income tax receivable	15,661	15,001	12,878
Other assets	10,258	10,062	10,435

Total assets	$154,229	$134,612	$116,993

LIABILITIES AND EQUITY

Payable to brokers	$478	$112	$164
Income taxes payable and deferred tax liabilities	8,068	2,388	7,491
Compensation payable (a)	59,142	60,408	84,333
Accrued expenses and other liabilities	35,496	37,926	33,477
Sub-total	103,184	100,834	125,465

5.875% Senior notes (due June 1, 2021)	24,174	24,168	24,150
4% PIK note (due November 30, 2020)	-	-	40,000
Total debt	24,174	24,168	64,150
Total liabilities	127,358	125,002	189,615

GAMCO Investors, Inc.'s stockholders' equity (deficit)	26,871	9,610	(72,622)

Total liabilities and equity	$154,229	$134,612	$116,993

(a) Excludes $8.9, $11.3 million and $39.1 million of DCCA expense that is not yet recorded under GAAP as of
March 31, 2019, December 31, 2018 and March 31, 2018, respectively.

Non-GAAP information and reconciliation:

GAMCO’s non-GAAP measures include adjusted operating income, adjusted income before taxes, adjusted effective tax rate, adjusted net income and adjusted net income per fully diluted share.  GAMCO’s calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation.  As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods to understand operating performance without regard to items that we do not consider to be a component of our core operating performance.  Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes.  For these reasons we believe these non-GAAP measures are useful for our investors.

Adjusted operating income, adjusted income before taxes, adjusted effective tax rate, adjusted net income and adjusted net income per fully diluted share can be used by investors to review our results on a consistent basis.  Examples of adjustments to these measures include the GAAP impact of the 2016 Deferred Cash Compensation Agreement (“DCCA”), First Half 2017 DCCA, and the Fourth Quarter 2017 DCCA that were put in place to enable the Company to more quickly pay down its debt.

The following tables reconcile adjusted income before taxes, adjusted effective tax rate, adjusted net income and adjusted net income per share to their closest GAAP equivalent:

	For the three months ended March 31, 2019
		Impact of
	Reported	Fourth Quarter	Impact of
	GAAP	2017 DCCA	2016 DCCA	Adjusted

Total revenues	$74,336	$-	$-	$74,336

Compensation costs	30,347	(2,983)	(8,184)	19,180
Management fee expense	1,449	(419)	(1,030)	-
Distribution costs	8,670	-	-	8,670
Other operating expenses	5,257	-	-	5,257
Total expenses	45,723	(3,402)	(9,214)	33,107

Operating income before management fee	28,613	3,402	9,214	41,229

Other income/(expense), net	(1,826)	-	-	(1,826)

Income before income taxes	26,787	3,402	9,214	39,403
Income tax expense	6,895	816	2,211	9,922
Net income	$19,892	$2,586	$7,003	$29,481

Net income:
Basic	$0.70	$0.09	$0.25	$1.03
Diluted	$0.70	$0.09	$0.25	$1.03

	For the three months ended March 31, 2018
		Impact of	Impact of
	Reported	Fourth Quarter	First Half	Impact of
	GAAP	2017 DCCA	2017 DCCA	2016 DCCA	Adjusted

Total revenues	$87,497	$-	$-	$-	$87,497

Compensation costs	25,950	(1,391)	213	3,016	27,788
Management fee expense	4,634	(419)	(1,368)	(1,030)	1,817
Distribution costs	10,204	-	-	-	10,204
Other operating expenses	5,453	-	-	-	5,453
Total expenses	46,241	(1,810)	(1,155)	1,986	45,262

Operating income before management fee	41,256	1,810	1,155	(1,986)	42,235

Other expense, net	(6,055)	-	-	-	(6,055)

Income before income taxes	35,201	1,810	1,155	(1,986)	36,180
Income tax expense	7,940	409	261	(449)	8,161
Net income	$27,261	$1,401	$894	$(1,537)	$28,019

Net income:
Basic	$0.94	$0.05	$0.03	$(0.05)	$0.97
Diluted	$0.94	$0.05	$0.03	$(0.05)	$0.97

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy, the effects of the Tax Cuts and Jobs Act, and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations, and the ongoing impacts of the Tax Cuts and Jobs Act with respect to tax rates and the non-deductibility of certain portions of NEO compensation. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors  contained in our Form 10-K and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.